As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INNOVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	90-0814124 (I.R.S. Employer Identification No.)

8845 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Innovus Pharmaceuticals, Inc. Amended and Restated

2016 Equity Incentive Plan

  (Full title of the plan)

Randy Berholtz, Executive Vice President,

Corporate Development and General Counsel

Innovus Pharmaceuticals, Inc.

8845 Rehco Road

San Diego, California 92121

 (Name and address of agent for service)

(858) 964-5123

 (Telephone number, including area code, of agent for service)

With a copy to:

Daniel W. Rumsey

Disclosure Law Group,

One America Plaza

600 West Broadway Suite 700

San Diego, CA 92101

(619) 272-7062

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued under the Amended and Restated 2016 Equity Incentive Plan (3)	84,051	$3.23	$271,064	$32.85

(1)

Pursuant to Rule 416 (c) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock that may become issuable under the Amended and Restated 2016 Equity Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the OTCQB tier of the OTC Marketplace on April 29, 2019.

(3)

Represents shares of Registrant’s common stock that were added to the shares authorized for issuance under the “evergreen” provision included in the Amended and Restated 2016 Equity Incentive Plan. Pursuant to such “evergreen” provision, on January 1 of each year, from January 1, 2017 to January 1, 2026, the number of shares authorized for issuance under the Amended and Restated 2016 Equity Incentive Plan can be increased by the lesser of: (a) 4% of the number of shares of Registrant’s common stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31 or (b) a number of shares of Registrant’s common stock set by the board of directors.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 84,051 shares of the common stock, par value $0.001 per share, of Innovus Pharmaceuticals, Inc. (the “Registrant”), issuable pursuant to the Registrant’s Amended and Restated 2016 Equity Incentive Plan. The Registrant previously registered shares of its common stock for issuance under the Amended and Restated 2016 Equity Incentive Plan on Registration Statements on Form S-8 filed with the Securities Exchange Commission (the “Commission”) on November 28, 2016 (File No. 333-214821) and April 12, 2017 (File No. 333-217270). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrations Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit	Description
4.1

Amended and Restated Articles of Incorporation of Innovus Pharmaceuticals, Inc., dated October 10, 2016 (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 28, 2016).

4.2

Amended and Restated Bylaws of Innovus Pharmaceuticals, Inc. dated October 10, 2016 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 28, 2016).

4.3

Certificate of Amendment to Articles of Incorporation of the Registrant, dated October 13, 2011 (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2011).

4.4

Certificate of Correction to the Company’s Articles of Incorporation, dated July 30, 2013 (incorporated by reference to Exhibit 3.6 of the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2014).

4.5

Certificate of Amendment to Articles of Incorporation of the Registrant, dated March 15, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2019).

4.6

Amended and Restated 2016 Equity Incentive Plan of Innovus Pharmaceuticals, Inc., filed as an exhibit to the Registrant's registration statement on Form S-8, filed with the SEC on November 28, 2016, and incorporated herein by reference.

5.1*	Opinion of Randy Berholtz, Executive Vice President, Corporate Development and General Counsel, Innovus Pharmaceuticals, Inc.
23.1*	Consent of Hall and Company

‘*’ filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on April 30, 2019.

INNOVUS PHARMACEUTICALS, INC.

By:	/s/ Randy Berholtz
Randy Berholtz
Executive Vice President, Corporate Development and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bassam Damaj and Randy Berholtz, or each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including, without limitation, any post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signatures	Title	Date

/s/ Bassam Damaj	Chief Executive Officer, President and Director (Principal executive officer)	April 30, 2019
Bassam Damaj

/s/ Ryan Selhorn, CPA	Vice President and Chief Financial Officer (Principal financial and accounting officer)	April 30, 2019
Ryan Selhorn, CPA

/s/ Henry Esber, Ph.D.	Chairman of the Board of Directors	April 30, 2019
Henry Esber, Ph.D.

/s/ Ziad Mirza, M.D.	Director	April 30, 2019
Ziad Mirza, M.D.

/s/ Vivian Liu	Director	April 30, 2019
Vivian Liu

/s/ Dean Nuhaily	Director	April 30, 2019
Dean Nuhaily